EXHIBIT 5.1
August 2, 2005
Kitty Hawk, Inc.
1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
Re: Kitty Hawk, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to Kitty Hawk, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 500,000 shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”), authorized for issuance pursuant to the Kitty Hawk 2003 Long Term Equity Incentive Plan (the “2003 Equity Incentive Plan”) and Amendment Number One to the Kitty Hawk 2003 Long Term Equity Incentive Plan (“2003 Equity Incentive Plan Amendment”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.
     The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, the “Delaware Law”).
     In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Second Amended and Restated Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s Amended and Restated Bylaws and any amendments to date certified by the Secretary of the Company; (iv) the 2003 Equity Incentive Plan; (v) the 2003 Equity Incentive Plan Amendment; (vi) the specimen Common Stock certificate; (vii) the minutes and records of the corporate proceedings of the Company with respect to adoption of the 2003 Equity Incentive Plan and the 2003 Equity Incentive Plan Amendment, the granting of awards thereunder and related matters thereto; and (viii) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.
     In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals

Kitty Hawk, Inc.
August 2, 2005

of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company’s Second Amended and Restated Certificate of Incorporation, including any amendments thereto, the Company’s Amended and Restated Bylaws, including any amendments thereto, the Delaware Law, 2003 Equity Incentive Plan and the 2003 Equity Incentive Plan Amendment will be complied with when the shares of Common Stock are issued pursuant to the terms of the 2003 Equity Incentive Plan and the 2003 Equity Incentive Plan Amendment.
     Based upon the foregoing and subject to the qualifications stated herein, assuming that the cash consideration received by the Company in exchange for the issuance of shares of Common Stock under the 2003 Equity Incentive Plan equals or exceeds the par value of such shares of Common Stock, we are of the opinion that the 500,000 shares of Common Stock authorized for issuance pursuant to the 2003 Equity Incentive Plan and the 2003 Equity Incentive Plan Amendment have been duly authorized for issuance, and, when so issued in accordance with the terms and conditions of the 2003 Equity Incentive Plan and the 2003 Equity Incentive Plan Amendment, will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.
Very truly yours,

/s/ Haynes and Boone, LLP
HAYNES AND BOONE, LLP